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                            SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549

                                          FORM 8-K

                      Current Report Pursuant to Section 13 or 15(d) of
                             The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             August 28, 1995
                                                              ---------------
                                   ENTERRA CORPORATION
- -----------------------------------------------------------------------------
                  (Exact name of registrant as specified in its charter)

   Delaware                     1-8153                       23-2154837
- --------------             ----------------              -------------------
(State or other            (Commission File               (I.R.S. Employer
jurisdiction of                 Number)                  Identification No.)
incorporation)

  13100 Northwest Freeway, Sixth Floor
             Houston, Texas                                     77040-6310
- -----------------------------------------                ---------------------
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number, including area code: (713) 462-7300
                                                          --------------
                               (not applicable)
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5.      OTHER EVENTS.

         On June 29, 1995, Enterra Corporation, a Delaware corporation (the "Company"), and Zapata Corporation, a Delaware corporation ("Zapata"), entered into a contract providing for the Company's acquisition of Zapata's natural gas compression businesses ("Zapata Energy Industries") for $130 million. The contract is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and to signing of a definitive asset purchase agreement containing customary and reasonable representations and warranties and indemnification provisions. A dispute has arisen regarding the transaction. While the Company and Zapata are currently engaged in discussions with respect thereto, the Company intends to pursue appropriate legal remedies, if necessary, to complete the transaction. However, there can be no assurance that the Zapata Energy Industries acquisition will be consummated or that, if consummated, the final terms will be consistent with the June 29 contract. If any additional consideration is paid or if any liabilities are assumed, such will result in an increase in goodwill and the expected amortization over its 40-year life.

         Zapata Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages used in the oil and gas industry. Natural gas compression is used in the production, processing and delivery of natural gas. Zapata Energy Industries is headquartered in Corpus Christi, Texas and maintains a network of 15 sales and services offices in Texas, Louisiana, Oklahoma, Arkansas and New Mexico. While Zapata Energy Industries' operations are primarily domestic, it sells natural gas compressor packages in several international natural gas producing regions. Its customers include natural gas companies which are involved in the production, processing and transmission of natural gas.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

                 (1) Audited combined financial statements of Zapata Energy Industries as of and for the eleven months ended September 30, 1994.

                 (2) Unaudited combined financial statements of Zapata Energy Industries as of and for the nine months ended June 30, 1995, for the eight months ended June 30, 1994 and the condensed combined balance sheet as of September 30, 1994.

                 (3)     Pro forma financial information (unaudited).

                         (a)     Pro forma combined balance sheet as of
                                 June 30, 1995.

                         (b) Pro forma combined statements of earnings for the six-month period ended June 30, 1995 and for the year ended December 31, 1994.

                 (4)     Consent of Coopers & Lybrand L.L.P.

                                      -2-

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                                          SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENTERRA CORPORATION

                                    By: /s/   Steven W. Krablin
                                       ___________________________________
                                       Steven W. Krablin
                                       Vice President and
                                       Chief Financial Officer

Dated:  August 28, 1995

                                      -3-
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                        EXHIBIT INDEX

Exhibit
- -------
  99.1 Audited combined financial statements of Zapata Energy Industries as of and for the eleven months ended September 30, 1994.

  99.2 Unaudited combined financial statements of Zapata Energy Industries as of and for the nine months ended June 30, 1995, for the eight months ended June 30, 1994 and the condensed combined balance sheet as of September 30, 1994.

  99.3        Pro forma financial information (unaudited).

              (a)     Pro forma combined balance sheet as of
                      June 30, 1995.

              (b) Pro forma combined statements of earnings for the six-month period ended June 30, 1995 and for the year ended December 31, 1994.

  99.4        Consent of Coopers & Lybrand L.L.P.